Exhibit 99.1

Unique Fabricating, Inc. Reports First Quarter 2019 Financial Results

Auburn Hills, MI - May 9, 2019 -- Unique Fabricating, Inc. ("Unique” or the "Company”)(NYSE MKT: UFAB), which engineers and manufactures multi-material foam, rubber, and plastic components utilized in noise, vibration and harshness management and air/water sealing applications for the automotive and industrial market, today announced its financial results for the first quarter ended March 31, 2019.
First Quarter 2019 Financial Highlights and Subsequent Events

•	Revenue of $39.5 million in the first quarter of 2019, compared to $47.3 million in the first quarter of 2018

•
Net loss of ($0.2) million, or $(0.02) per basic and diluted share in the first quarter of 2019, compared to net income of $1.5 million, or $0.15 per basic and diluted share in the first quarter of 2018

•
Adjusted EBITDA of $2.9 million in the first quarter of 2019, including $1.7 million for non-cash charges specifically related to depreciation and amortization and non-cash stock awards, compared to $4.9 million in the first quarter of 2018, including $1.7 million for non-cash charges specifically related to depreciation and amortization and non-cash stock awards(1)

•	Adjusted diluted earnings per share of $0.01 in the first quarter of 2019 versus $0.21 in the first quarter of 2018(1)

(1) For a reconciliation of GAAP to Non-GAAP results for Adjusted EBITDA and Adjusted diluted earnings per share please refer to the financial tables below.

“Unique continued to navigate a number of external market challenges that negatively impacted our performance, particularly in the first quarter, particularly as it compares to the first quarter of 2018,” commented TomTekiele, Chief Financial Officer. Heading into the year, independent industry analysts projected that North American auto production and sales would be flat, but a number of issues, including higher than normal inventory levels, bad weather, economic factors and changing consumer preferences contributed to new vehicle production declining an estimated 4.2% and industry sales declining 3.2% on a year-over-year basis. For Unique, those headwinds were exacerbated by an unfavorable production mix as well as the loss of business due to end of life of certain vehicle platforms and the loss of business with two major non-automotive customers as a result of our decision to close our Ft. Smith facility last year, all of which compounded the impact on our financial results during the first quarter.”

“In response to these challenges, we accelerated efforts to reduce fixed costs and further improve our operational efficiency.” Tekiele added. “During the first quarter, we took action to reduce our overhead and identify opportunities to better leverage our geographic footprint. We believe there are several additional steps we can take to further streamline our organization to improve our performance while simultaneously reducing our overall cost structure. While we will continue to focus on improving our ability to better respond to volatility in the external market, we are beginning to benefit from new vehicle launches that commenced subsequent to the end of the first quarter. As the production of these new programs ramp up, we believe we will be better positioned to mitigate the volatility we experienced during the first quarter should subside, but we do not anticipate recovering the full scope of business that failed to occur in the first quarter. Based on our current visibility of awarded programs, we do expect that our results will improve incrementally over the course of 2019 and into 2020, positioning us again to outperform the overall industry trend.”

Tekiele concluded, “As a direct result of the challenges that we faced in the first quarter, and the impact it had on our financial results, we secured a temporary waiver from our lenders related to the violation of the leverage ratio covenant of our credit agreement. As a condition of this waiver, we are suspending our dividend program, which supports our strategic priority to reduce our financial leverage giving us greater flexibility, and enhanced operational and strategic options going forward."

First Quarter Financial Summary

Total revenue for the quarter ended March 31, 2019 decreased to $39.5 million, down 16.6%, or $7.8 million from $47.3 million during the same period last year. The decrease was primarily driven by the 4.2% decline in North American vehicle production quarter over quarter, the loss of business due to end of life of certain vehicle platforms, the loss of business at two major non-automotive customers as a result of our decision to close our Ft. Smith, Arkansas facility in June of 2018, as well as significant declines in production on some of our highest content vehicle platforms.

Gross profit for the quarter ended March 31, 2019 was $8.3 million, or 21.0% of total revenue, compared to $11.1 million, or 23.4% of total revenues, for the corresponding period last year. The decrease in gross profit was primarily related to the decline in revenues.

Net loss for the quarter ended March 31, 2019 was $(0.2) million, or $(0.02) per basic and diluted share, compared to net income of $1.5 million, or $0.15 per basic and diluted share, in the first quarter of 2018. The decrease in net income was primarily due to the lower sales resulting in a gross profit decline, as well as higher interest expense due to higher interest rates, and a non-cash unfavorable mark-to-market on an interest rate swap.

Adjusted EBITDA for the quarter ended March 31, 2019 was $2.9 million compared to $4.9 million in the first quarter of 2018. The decrease is primarily a result of the lower sales and gross margins as a percentage of sales described above. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Adjusted diluted earnings per share for the quarter ended March 31, 2019 was $0.01 compared to $0.21 in the first quarter of 2018. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Further non-cash purchase accounting impacts associated with the Company's acquisitions are detailed in the Purchase Accounting Impacts and Other Effects table below accompanying this release.

Balance Sheet Summary
As of March 31, 2019, the Company had approximately $1.3 million in cash and cash equivalents, as compared to December 30, 2018 when the Company had $1.4 million in cash and cash equivalents. Total debt outstanding as of March 31, 2019 was $54.3 million compared to $55.9 million as of December 30, 2018.

As of March 31, 2019, the Company had $12.1 million of available unused capacity, further subject to borrowing base restrictions and outstanding letters of credit, under its $30.0 million Revolving Line of Credit.
2019 Outlook
Due to the continued volatility in independent industry production forecasts, Unique Fabricating is not providing updated guidance for the full year. Directionally, management believes that the company should generate sequential improvements in both revenue and profitability throughout the year.

Quarterly Results Conference Call
Unique Fabricating will host a conference call and live webcast to discuss these results today at 9:00 a.m. Eastern Time. To access the call, please dial 1-877-477-0782 (toll-free) or 1-201-689-8567. The conference call will also be webcast live on the Investor Relations section of the company's website at http://uniquefab.investorroom.com

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from

12:00PM ET on May 9, 2019 until 11:59PM ET on May 23, 2019 by dialing 1-877-481-4010 (United States) or 1-919-882-2331 (international) and using the pin number #47937.
About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE MKT: UFAB) engineers and manufactures components for customers in the automotive and industrial appliance markets. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (NVH) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes, including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (HVAC), seals, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets and glove box liners. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com/.
About Non-GAAP Financial Measures
We present Adjusted EBITDA and Adjusted Diluted Earnings Per Share in this press release to provide a supplemental measure of our operating performance. We define Adjusted EBITDA as earnings before interest expense, income tax expense, depreciation and amortization expense, non-cash stock award, non-recurring integration expense, transaction fees related to our acquisitions, restructuring expenses, and one-time consulting and licensing ERP system implementation costs as we implement a new ERP system at all locations. We calculate Adjusted Diluted Earnings Per Share based upon earnings before non-cash stock awards, non-recurring expenses, transaction fees, and restructuring expenses, including the tax impact associated with these adjusting items. We believe that Adjusted EBITDA and Adjusted Diluted Earnings Per Share are useful performance measures used by us to facilitate a comparison of our operating performance and earnings on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles in the United States of America (GAAP) can provide alone. Our board and management also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance and for evaluating on a quarterly and annual basis actual results against such expectations, and as a performance evaluation metric in determining achievement of certain compensation programs and plans for Company management. In addition, the financial covenants in our senior secured credit facility are based on Adjusted EBITDA, as presented in this press release, subject to dollar limitations on certain adjustments and certain other addbacks permitted by our senior secured credit facility. These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation as a substitute for analysis of Unique Fabricating's results as reported under GAAP.
Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements including statements relating to the Company’s 2019 Outlook to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about revenue, Adjusted EBITDA, and adjusted diluted earnings per share. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 30, 2018 filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

Investor Contact:
Hayden IR
Brett Maas/Rob Fink
646-536-7331/646-415-8972
ufab@haydenir.com
Source: Unique Fabricating, Inc.

UNIQUE FABRICATING, INC.
Consolidated Statements of Operations (Unaudited)

	Thirteen Weeks Ended March 31, 2019	Thirteen Weeks Ended April 1, 2018
Net sales	$39,466,937	$47,304,153
Cost of sales	31,166,935	36,224,006
Gross profit	8,300,002	11,080,147
Selling, general, and administrative expenses	7,272,712	7,966,982
Restructuring expenses	90,544	442,267
Operating income	936,746	2,670,898
Non-operating (expense) income
Other (expense) income, net	17,550	(36,034)
Interest expense	(1,099,949)	(735,759)
Total non-operating expense, net	(1,082,399)	(771,793)
(Loss) income – before income taxes	(145,653)	1,899,105
Income tax (benefit) expense	43,464	387,216
Net (loss) income	$(189,117)	$1,511,889
Net (loss) income per share
Basic	$(0.02)	$0.15
Diluted	$(0.02)	$0.15
Cash dividends declared per share	$0.05	$0.15

UNIQUE FABRICATING, INC.
Consolidated Balance Sheets (Unaudited)

	March 31, 2019	December 30, 2018
Assets
Current assets
Cash and cash equivalents	$1,304,652	$1,409,593
Accounts receivable – net	30,243,063	30,831,182
Inventory – net	15,870,481	16,285,507
Prepaid expenses and other current assets:
Prepaid expenses and other	2,005,577	2,511,486
Refundable taxes	1,154,878	983,073
Total current assets	50,578,651	52,020,841
Property, plant, and equipment – net	25,238,055	25,077,745
Goodwill	28,871,179	28,871,179
Intangible assets– net	14,575,948	15,568,383
Other assets
Investments – at cost	1,054,120	1,054,120
Deposits and other assets	222,230	198,854
Deferred tax asset	537,283	496,181
Total assets	$121,077,466	$123,287,303
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,882,364	$11,465,222
Current maturities of long-term debt	2,955,000	3,350,000
Income taxes payable	—	40,634
Accrued compensation	2,004,624	2,848,282
Other accrued liabilities	829,627	1,432,109
Total current liabilities	18,671,615	19,136,247
Long-term debt – net of current portion	33,862,531	34,667,768
Line of credit-net	17,470,268	17,904,869
Other long-term liabilities	607,832	395,154
Deferred tax liability	2,222,453	2,295,105
Total liabilities	72,834,699	74,399,143
Stockholders’ Equity
Common stock, $0.001 par value – 15,000,000 shares authorized and 9,779,147 and 9,779,147 issued and outstanding at March 31, 2019 and December 30, 2018, respectively	9,780	9,780
Additional paid-in-capital	45,914,529	45,881,848
Retained earnings	2,318,458	2,996,532
Total stockholders’ equity	48,242,767	48,888,160
Total liabilities and stockholders’ equity	$121,077,466	$123,287,303

UNIQUE FABRICATING, INC.
Consolidated Statements of Cash Flows (Unaudited)

	Thirteen Weeks Ended March 31, 2019	Thirteen Weeks Ended April 1, 2018
Cash flows from operating activities
Net income	$(189,117)	$1,511,889
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,701,812	1,634,374
Amortization of debt issuance costs	44,371	35,536
(Gain) loss on sale of assets	(6,559)	14,680
Bad debt adjustment	60,577	61,800
Loss (gain) on derivative instrument	272,496	(35,596)
Stock option expense	32,681	33,260
Deferred income taxes	(113,754)	(48,064)
Changes in operating assets and liabilities that provided (used) cash:
Accounts receivable	527,542	(4,125,311)
Inventory	415,026	(572,652)
Prepaid expenses and other assets	251,000	(443,820)
Accounts payable	62,021	3,476,276
Accrued and other liabilities	(1,486,774)	(32,373)
Net cash provided by operating activities	1,571,322	1,509,999
Cash flows from investing activities
Purchases of property and equipment	(869,778)	(1,726,375)
Proceeds from sale of property and equipment	6,559	8,500
Net cash used in investing activities	(863,219)	(1,717,875)
Cash flows from financing activities
Net change in bank overdraft	1,355,121	(399,487)
Payments on term loans and note payable	(1,925,000)	(800,000)
Proceeds from capital expenditure line	700,000	—
(Repayments) proceeds from revolving credit facilities, net	(454,208)	2,590,992
Proceeds from exercise of stock options and warrants	—	30,000
Distribution of cash dividends	(488,957)	(1,465,000)
Net cash (used in) provided by financing activities	(813,044)	(43,495)
Net decrease in cash and cash equivalents	(104,941)	(251,371)
Cash and cash equivalents – beginning of period	1,409,593	1,430,937
Cash and cash equivalents – end of period	$1,304,652	$1,179,566
Supplemental disclosure of cash flow Information – cash paid for
Interest	$1,050,564	$692,826
Income taxes	$132,804	$123,246

UNIQUE FABRICATING, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA

	Thirteen Weeks Ended March 31, 2019	Thirteen Weeks Ended April 1, 2018
GAAP Net income	$(189,117)	$1,511,889
Plus: Interest expense, net	1,099,949	735,759
Plus: Income tax expense	43,464	387,216
Plus: Depreciation and amortization	1,701,811	1,634,374
Plus: Non-cash stock award	32,681	33,260
Plus: Restructuring expenses	90,544	442,267
Plus: One-time consulting and licensing ERP system implementation costs	173,480	180,701
Adjusted EBITDA	$2,952,812	$4,925,466

UNIQUE FABRICATING, INC.
Reconciliation of GAAP Net Income to Adjusted Diluted Earnings Per Share

	Thirteen Weeks Ended March 31, 2019	Thirteen Weeks Ended April 1, 2018
GAAP Net income	$(189,117)	$1,511,889
Plus: Non-cash stock award	32,681	33,260
Plus: Restructuring expenses	90,544	442,267
Plus: One-time consulting and licensing ERP system implementation costs	173,480	180,701
Less: Tax impact	—	(133,801)
Adjusted Net income	$107,588	$2,034,316

Diluted weighted average shares outstanding	9,779,147	9,911,689
Net income per share
Diluted - GAAP	$(0.02)	$0.15
Diluted - Adjusted	$0.01	$0.21

UNIQUE FABRICATING, INC.
Purchase Accounting Impacts and Other Effects

	Thirteen Weeks Ended March 31, 2019	Thirteen Weeks Ended April 1, 2018
Non-cash purchase accounting impacts
Customer relationships amortization	$836,797	$836,797
Trade name amortization	72,926	72,926
Non-compete amortization	6,183	44,162
Unpatented technology	76,529	76,529
Less: Tax impact	—	(201,291)
Net income effect	$992,435	$829,123

Net income per share impact
GAAP - Basic	$0.10	$0.08
GAAP - Diluted	$0.10	$0.07